UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2012

Internet Patents Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

10850 Gold Center Dr, Suite 250B Rancho Cordova, California 95670 (Address of principal executive offices including zip code)

(916) 853-1529 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 24, 2012, the Board of Directors (the “Board”) of Internet Patents Corporation (“IPC”) received notice from Ms. Elisabeth DeMarse and Mr. Robert Puccinelli of their respective intentions not to stand for reelection as directors at IPC’s 2012 annual meeting of stockholders to be held on November 30, 2012 (the “Annual Meeting”).  Ms. DeMarse has been a director since January  2011.  Mr. Puccinelli has been a director since May 1998.

The Board, in consultation with the Nominating and Corporate Governance Committee (the “Nominating Committee”), after receipt of each of Ms. DeMarse’s and Mr. Puccinelli’s notifications not to stand for re-election determined that a smaller board would be appropriate. In accordance with Section 3.2 of IPC’s Amended and Restated Bylaws, effective immediately prior to the Annual Meeting, by resolution adopted by IPC’s Board on September 26, 2012, the size of IPC’s board will be reduced and fixed at four, with one Class I director, two Class II directors and one Class III director, who will each serve until the annual meeting of stockholders to be held in 2015, 2014 and 2013, respectively, and until their respective successors are duly elected and qualified.  In accordance with the upcoming vacancy in the Class I directorship resulting from Ms. DeMarse’s and Mr. Puccinelli’s decision not to stand for re-election at the Annual Meeting, the Nominating Committee and the Board determined to nominate Mr. Enan as a Class I director.  The nomination of Mr. Enan as a Class I director will have no effect on his employment relationship or any compensatory arrangements between Mr. Enan and IPC and Mr. Enan will continue to serve as the Chairman of the Board and Chief Executive Officer of IPC.

ITEM 5.08	SHAREHOLDER DIRECTOR NOMINATIONS

IPC’s Board has fixed November 30, 2012 as the date of the Annual Meeting. Accordingly, IPC’s Board extended the deadline by which proposals of stockholders made outside of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received in order to be considered at the Annual Meeting.  As a result of the extension, Stockholders of record who wish to nominate an individual for director or submit proposals at the Annual Meeting must provide timely notice thereof in writing to the Secretary of IPC at 10850 Gold Center Dr., Suite 250B, Rancho Cordova, CA  95670, no later than October 19, 2012 to be considered timely.  Any such proposal must also comply with all other with all other requirements set forth in IPC’s Bylaws and other applicable law, and may not otherwise be presented at IPC’s Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNET PATENTS CORPORATION

Date: September 27, 2012	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe
Title: Senior Vice President, General Counsel and Secretary